Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Millennium Bankshares Corporation of our report dated April 5, 2005 on the consolidated financial statements of Millennium Bankshares Corporation as of December 31, 2004 and for the year ended December 31, 2004 included in the Annual Report on Form 10-KSB and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Lexington, Kentucky

July 21, 2005